SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement.         [ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

[X] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to Rule 14a-12.

Stockwalk Group, Inc.
_____________________________________________________________________________
(Name of Registrant as Specified in Its Charter)

____________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:

________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:

________________________________________________________________________________

(5)	Total fee paid:

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[ ] Fee paid previously with preliminary materials.

________________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:

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(3)	Filing Party:

________________________________________________________________________________

(4)	Date Filed:

________________________________________________________________________________

5500 Wayzata Boulevard
Suite 800
Minneapolis, Minnesota 55416

July 30, 2001

Dear Fellow Shareholder:

      Stockwalk’s 2001 Annual Meeting of Shareholders will be held on Wednesday, September 12, 2001 at 3:30 p.m. local time at the Minneapolis Convention Center, Room 102EF, located at 1301 Second Avenue South, Minneapolis, Minnesota, and we look forward to your attendance either in person or by proxy. The notice of annual meeting, proxy statement and proxy are enclosed. The enclosed materials provide additional information concerning the annual meeting.

      The agenda at this year’s annual meeting includes:

•	the election of directors;

•	a proposal to ratify appointment of our independent auditing firm; and,

•	an amendment to the Employee Stock Purchase Plan

      The board of directors recommends that you vote FOR each of the proposals set forth above. Please refer to the enclosed proxy statement for more detailed information on each of the proposals. If you need further information concerning the annual meeting, please contact Philip T. Colton, Secretary of the Company, at 763.542.6000. I look forward to seeing you at the annual meeting.

Sincerely yours,

Eldon C. Miller
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
Voting and Revocability of Proxies
Record Date and Share Ownership
Solicitation of Proxies and Expenses
Meetings of the Board of Directors and Certain Committees
Audit Committee Report
Compensation Committee Report
Executive Compensation
Security Ownership of Certain Beneficial Owners, Directors and Executive Officers
Section 16(a) Beneficial Ownership Reporting Compliance
Certain Relationships and Related Transactions
Proposal No. 1: Election of Directors
Proposal No. 2: Ratification of Selection of Independent Auditors
Proposal No. 3: Amendment to Employee Stock Purchase Plan
Shareholder Proposals
Stock Performance Graph
Annual Report
Other Matters
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF STOCKWALK GROUP, INC.

VOTING

      Please complete, sign, date and return the accompanying proxy promptly in the enclosed, self-addressed, stamped envelope. The immediate return of your proxy will be of great assistance in preparing for the annual meeting and is therefore urgently requested, even if you plan to attend the annual meeting. If you attend the annual meeting and have made arrangements to vote in person, your proxy card will not be used.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

      The annual meeting will be held at 3:30 p.m. local time on Wednesday, September 12, 2001 at the Minneapolis Convention Center, Room 102EF, located at 1301 Second Avenue South, Minneapolis, Minnesota. Signs at the Convention Center will direct you to the room where the annual meeting will be held.

      If your shares are not registered in your name and you plan to attend the annual meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy and bring it to the annual meeting in order to vote.

5500 Wayzata Boulevard, Suite 800

Minneapolis, Minnesota 55416

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 12, 2001
3:30 p.m.

TO THE SHAREHOLDERS OF STOCKWALK GROUP, INC.

      You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Stockwalk Group, Inc., which will be held on Wednesday, September 12, 2001 at the Minneapolis Convention Center, Room 102EF, located at 1301 Second Avenue South, Minneapolis, Minnesota at 3:30 p.m. local time. The annual meeting is being held for the following purposes:

1.	To elect eleven directors to the Company’s board of directors to serve for a term of one year.

2.	To ratify the appointment of Ernst & Young LLP as independent auditors for the current fiscal year.

3.	To adopt an amendment to the Company’s Employee Stock Purchase Plan.

4.	To transact such other businesses as may properly come before the annual meeting or any adjournments thereof.

      These items are fully discussed in the following pages. Only shareholders of record on the books of the Company at the close of business on July 16, 2001 will be entitled to vote at the annual meeting. A list of shareholders entitled to vote will be available for inspection at the offices of the Company, 5500 Wayzata Boulevard, Suite 800, Minneapolis, Minnesota 55416, for ten days prior to the annual meeting.

      The Company requests that you vote your shares as promptly as possible. To vote your shares, please mark your votes, date, sign and return the proxy in the self-addressed, stamped envelope provided.

By the Order of the Board of Directors

Philip T. Colton
Secretary

Minneapolis, Minnesota

Dated: July 30, 2001

5500 Wayzata Boulevard, Suite 800
Minneapolis, Minnesota 55416

Annual Meeting of Shareholders

September 12, 2001

PROXY STATEMENT

       The enclosed proxy is solicited by the board of directors of Stockwalk Group, Inc. for use in voting at the Annual Meeting of Shareholders to be held at the Minneapolis Convention Center, Room 102EF, located at 1301 Second Avenue South, Minneapolis, Minnesota, on Wednesday, September 12, 2001, at 3:30 p.m. local time, and at any postponement or adjournment thereof, for the purposes set forth in the notice of annual meeting.

Voting and Revocability of Proxies

      When proxies are properly dated, executed and returned, the shares they represent will be voted at the annual meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares represented by proxies will be voted as follows:

•	FOR the election of the director nominees for directors listed in this proxy statement;

•	FOR ratification of the appointment of independent auditors; and,

•	FOR adoption of an amendment to the Company’s Employee Stock Purchase Plan.

In addition, if other matters come before the annual meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment with respect to such matters. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the annual meeting, by giving written notice to the Secretary of the Company prior to the annual meeting, by giving a later dated proxy or by voting his or her shares in person at the meeting.

      Each share of Stockwalk common stock outstanding on the record date will be entitled to one vote on all matters. The eleven nominees for directors receiving the highest number of votes will be elected to the board of directors. A majority of the shares present at the meeting and entitled to vote will be sufficient to resolve the balance of the matters on the agenda. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the shareholders, abstentions have the same effect as negative votes for each proposal other than the election of directors. Broker non-votes are not counted or considered present or represented for purposes of determining whether shareholder approval of a matter has been obtained, but they are counted as present for purposes of determining whether there is a quorum at the annual meeting.

Record Date and Share Ownership

      Only shareholders of record on the books of the Company at the close of business on July 16, 2001 will be entitled to vote at the annual meeting. Presence in person or by proxy of a majority of the shares of common stock outstanding on the record date is required for a quorum. As of the close of business on June 30, 2001, the Company had 32,672,711 outstanding shares of common stock. Copies of this proxy statement were first sent to shareholders on or about July 30, 2001.

Solicitation of Proxies and Expenses

      The enclosed proxy is solicited by the board of directors of the Company. This solicitation is being made by mail and may also be made by directors, officers and regular employees of the Company personally or by telephone. No additional amounts will be paid to such persons for solicitation of proxies.

      All of the expenses involved in preparing, assembling and mailing this proxy statement and the materials accompanying this proxy will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders.

Meetings of the Board of Directors and Certain Committees

      The Company’s board of directors has standing audit and compensation committees. The board of directors has no standing executive or nominating committees. Messrs. Nigon, Wesley and Fornetti are the members of the audit and compensation committees. Mr. Fornetti is the chair of the audit committee and Mr. Wesley is the chair of the compensation committee.

      During fiscal 2001, the board of directors of the Company met seven times. Each director is expected to attend each meeting of the board and those committees on which he serves. In addition to meetings, the board and its committees review and act upon matters through written consent procedures. All directors attended at least 75% of the meetings.

      Messrs. Breyer and Scherer joined the board in June 2001 and will be members of the audit and compensation committees.

      The audit committee has a written charter that has been approved by the board of directors. A copy of this charter is included in Exhibit A. The audit committee makes recommendations as to the selection of auditors and their compensation and reviews with the auditors the scope of the annual audit, matters of internal control and procedure, the audit results and reports and other general matters relating to the Company’s accounts, records, controls and financial reporting. The audit committee was reconstituted in July 1999 and held one meeting during fiscal 2001. The composition of the audit committee, the qualifications of its members, and the responsibilities of the audit committee, are intended to comply with Securities and Exchange Commission rules and NASDAQ listing requirements with regard to corporate audit committees. Messrs. Fornetti, Wesley, Breyer and Scherer are considered independent. Mr. Nigon was considered an independent director until his recent employment with the Company began in January 2001.

Audit Committee Report

      Messrs. Wesley, Nigon and Fornetti, the members of the audit committee for the year ended March 31, 2001, submit the following report.

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.

      The Committee meets with the independent auditors, with and without management present, to discuss the overall scope and plans for their audit, the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

      In reliance on the review and discussion referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

Compensation Committee Report

      The purpose of the compensation committee of the board of directors is to oversee compensation of officers, key employees and non-employee directors of the Company. The committee’s policy is to ensure that compensation programs contribute directly to the success of the Company. The compensation committee is comprised of five members of the board of directors, one of whom (Mr. Nigon) is an employee of the Company.

Executive Compensation Policies and Programs

      The Company’s executive compensation programs are designed to attract and retain qualified executives and to motivate them to maximize shareholder investment. There are four basic components to the Company’s executive compensation program: base pay, commissions, annual incentive bonuses and long-term, equity-based incentive compensation in the form of stock options. Each component is established in light of individual and Company performance, comparable compensation programs in the Minneapolis/ Saint Paul metropolitan area, equity among employees and cost effectiveness. The initial recommendation with respect to compensation of all executive officers was made by the Chief Executive Officer and Chairman of the Board and the President.

Base Pay

      Base pay is designed to be competitive as compared to salary levels for equivalent positions at comparable companies in the Minneapolis/ Saint Paul metropolitan area. Each executive’s actual salary within this competitive framework depends on the individual’s performance, responsibilities, experience, leadership and potential future contribution.

Commissions

      Certain executive officers of the Company who are also brokers for one of the Company’s broker-dealer subsidiaries are also entitled to commissions earned on purchases and sales of securities made by their respective customers. All such commissions are paid in accordance with the Company’s standard commission policies.

Annual Incentive Bonus

      In addition to base pay, each executive is eligible to receive an annual cash bonus. Generally speaking, bonuses are tied to specific performance criteria that are weighted based on the importance of such criteria to overall Company performance.

Long-Term, Equity-Based Incentive Compensation

      The long-term, equity-based compensation program is intended to be tied directly to shareholder return. Under the current program, long-term incentive compensation consists of non-qualified stock options that generally vest over a period years. Non-qualified stock options are generally awarded with an exercise price equal to 85% of the fair market value of the Company’s common shares on the date of grant. Accordingly, the executive is rewarded as shareholders receive the benefit of appreciation in the price of the common stock.

      Because long-term options vest over time, the Company periodically grants new options to provide continuing incentives for future performance. The size of the previous grants and the number of options held are considered by the committee, but are not entirely determinative of future grants. Each executive’s grant is based upon the individual’s performance, responsibilities, experience, leadership and potential future contribution and any other factors deemed relevant by the committee.

      Stock options are designed to align the interests of the Company’s executives with those of shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the common stock and the shareholders’ investment. In addition, through deferred vesting, this component of the compensation system is designed to create and incentive for the executive to remain with the Company.

Annual Reviews

      The compensation committee periodically reviews its executive compensation policies and programs to determine what changes, if any, are appropriate. In addition, the committee periodically reviews the individual performance of the Chief Executive Officer and Chairman of the Board.

Chief Executive Officer

      The Chief Executive Officer’s compensation is established by the committee based on a subjective consideration of his performance and the extent to which the Company achieves its strategic and economic goals established at the beginning of the year and his current level of compensation in comparison with the level of compensation paid the chief executive officers of comparable companies in the Minneapolis/ Saint Paul metropolitan area. The committee also considers the Chief Executive Officer’s level of compensation as it relates to income from other sources such as commissions and the compensation of other executive officers of the Company.

Limits on Deductible Compensation Payable to Executive Officers

      The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended, limiting corporate deductions to $1,000,000 for certain compensation paid the chief executive officer and each of the four other most highly compensated executives of publicly held companies. The Company does not currently have such a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m).

Employment Contracts and Change of Control Arrangements

      The Company has entered into employment agreements with John E. (“Jack”) Feltl and Ron Erickson. These employment agreements contain the following material terms.

      The employment agreement entered into between the Company and Mr. Feltl provides for an annual base salary of $1.0 million. The employment agreement entered into between the Company and Ron Erickson provides for an annual base salary of $250,000. Mr. John E. Feltl’s employment agreement expires on July 31, 2005, and Mr. Erickson’s employment agreement expires on December 31, 2001. In addition to the base salaries set forth above, each of the foregoing employment agreements provides for the payment of bonuses and commissions (in the case of Ron Erickson) based on purchases and sales of securities by his clients. Each of these employment agreements also contains other customary terms, including terms respecting treatment of the Company’s confidential information.

Director Compensation

      Employee directors of the Company receive no compensation for membership on the board. As of January 1, 2000, non-employee directors of the Company receive $3,000 per quarter, provided that they attend all board meetings held during the quarter. The chair of the audit committee receives $3,000 per month. In addition, all directors of the Company are reimbursed for expenses incurred in connection with their attendance at board and committee meetings. Under the Company’s non-employee director stock option plan, as amended, non-employee directors receive options to purchase 25,000 shares of the Company’s common stock at the time of appointment to the board, and options to purchase 5,000 shares of the Company’s common stock annually thereafter upon their reelection to the board.

Executive Compensation

      The following table sets forth certain information regarding compensation earned by or awarded to the Company’s Chief Executive Officer and the other four most highly compensated executive officers serving as executive officers at the end of fiscal 2001 (the “Named Executive Officers”) during each of the last three fiscal years:

Summary Compensation Table

					Long-Term
					Compensa-
		Annual Compensation			tion

					Securities
				Other	Underlying
				Annual	Options	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Compensation ($)	(#)	Compensation ($)

Eldon C. Miller	2001	408,329	217,311	—	—	17,543	(2)(3)
Chairman of the Board & Chief Executive Officer	2000 1999	300,000 —	206,960 577,225	— — —	3,600 —	18,362 18,974

David B. Johnson	2001	408,329	620,779	—	—	9,094	(2)(3)
President	2000 1999	300,000 —	848,347 928,614	— —	6,700 —	10,023 13,466

John E. Feltl(4)	2001	666,669	211,949	—	—	—	(4)
Executive Vice President

Paul R. Kuehn	2001	150,000	164,735	—	—	7,899	(2)(3)
Executive Vice President	2000 1999	150,000 —	283,689 174,646	— —	3,200 —	7,362 7,698

Ronald E. Erickson(5)	2001	213,838	50,176	—	—	9,000(5)
Executive Vice President, MJSK’s Director of Retail Equity Sales

(1)	Includes commissions and bonuses earned during the year.

(2)	Includes premiums paid by the Company for term life insurance coverage and the present value of the benefit to the executive of the remainder of the premiums for split dollar life insurance coverage paid by the Company on behalf of each of Messrs. E. Miller, D. Johnson, and P. Kuehn in an aggregate amount of approximately $17,500.

(3)	Includes vehicle lease payments paid by the Company attributed to personal use of vehicles by Messrs. E. Miller, D. Johnson, P. Kuehn and R. Erickson in the aggregate amount of approximately $24,700.

(4)	Mr. Feltl joined the Company in August 2000.

(5)	Mr. Erickson joined the Company in September 2000.

Options Grants in Last Fiscal Year

Potential Realizable
Value
	Individual Grants				At Assumed Annual
Rates
		Percent of			Of Stock Price
		Total Options			Appreciation
	Number of Securities	Granted To	Exercise		For Option Term
	Underlying Options	Employees In	Price	Expiration
Name	Granted (#)(1)	Fiscal Year	($/Sh)	Date	5%(3)	10%(3)

Ronald E. Erickson	100,000 (2)	17.7	3.00	12/31/06	122,130	284,615

(1)	The number indicated is the number of common shares that can be acquired upon exercise of the option. The Company has not granted any stock appreciation rights. The option is non-transferable and provides for forfeiture within 30 days of termination of employment.

(2)	The option becomes exercisable in three annual installments of 33.3% per year commencing on first anniversary date.

(3)	The assumed 5% and 10% annual rates of appreciation are hypothetical rates selected by the Securities and Exchange Commission and are not intended to, and do not, forecast or assume actual future stock prices.

      In July 2000, John E. Feltl received a five-year warrant to purchase 300,000 shares of our common stock, at $6.375 per share, in connection with the merger of R.J. Steichen & Company with the Company.

      The following table provides information relating to options exercised by the Named Executive Officers during fiscal 2001 and the number and value of options held at fiscal year-end. The Company does not have any outstanding stock appreciation rights.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Securities	Value Of Unexercised
	Shares		Underlying Unexercised	In-The-Money Options
	Acquired on	Value	Options At Fiscal Year-End (#)	At Fiscal Year-End(1)
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Eldon C. Miller	—	—	720/2,880	$0/0

David B. Johnson	—	—	1,340/5,360	$0/0

John E. Feltl	—	—	0/0	$0/0

Paul R. Kuehn	—	—	400/1,600	$0/0

Ronald E. Erickson	—	—	0/0	$0/0

(1)	Options are “in-the-money” if the fair market value of the underlying shares at fiscal year-end is greater than the exercise price. The amounts set forth represent the difference between the fair market value of the common shares subject to the option on March 31, 2001 and the option exercise price multiplied by the number of shares subject to the option. The closing price of the Company’s common stock as reported by the NASDAQ National Market System on March 31, 2001 was $1.75.

Security Ownership of Certain Beneficial Owners,
Directors and Executive Officers

      The following table sets forth the number of shares of common stock beneficially owned by (i) each person known by the Company to own 5% or more of the outstanding shares of common stock, (ii) each Named Executive Officer, (iii) each director of the Company, and (iv) all directors and executive officers as a group. All persons named in the table have sole voting and investment power with respect to all shares of common stock owned, unless otherwise noted. Unless otherwise indicated, the address for each person listed below is c/o Stockwalk Group, Inc., 5500 Wayzata Boulevard, Suite 800, Minneapolis, Minnesota 55416.

	Number of Shares		Percent of
	of Common Stock		Common Stock
	Beneficially Owned		Outstanding Shares

David B. Johnson	4,323,548	(1)(2)	13.2%

Eldon C. Miller	4,255,346	(1)(3)	13.0%

Paul R. Kuehn	4,220,426	(1)	12.9%

John E. Feltl	3,378,594	(4)(5)(6)	10.2%

Stanley D. Rahm	1,793,655	(1)	5.5%

Ronald E. Erickson	—			*

John C. Feltl	1,618,234	(5)(6)(7)	4.9%

N. Lee Wesley	625,010	(8)	1.9%

Richard J. Nigon	8,333	(8)		*

Louis C. Fornetti	—			*

All directors and executive officers as a group (14 persons)	21,335,740	(9)	64.1%

*	Indicates an amount less than 1%

(1)	Includes the following shares that may be acquired within 60 days through exercise of stock options and warrants: Mr. Miller (5,346), Mr. Johnson (14,398), Mr. Kuehn (4,706) and Mr. Rahm (5,186).

(2)	Includes 86,050 shares held by Mr. Johnson’s wife, Ms. Betty Johnson.

(3)	Excludes 821,861 shares held by son, Todd Miller, Chief Operating Officer. Eldon Miller disclaims beneficial ownership of these shares.

(4)	Includes 300,000 shares of common stock that may be acquired within 60 days through the exercise of a warrant.

(5)	Excludes 1,618,234 shares held by John E. Feltl’s daughter and John C. Feltl’s sister. Both disclaim beneficial ownership of these shares.

(6)	John E. Feltl, father, John C. Feltl, son, disclaim beneficial ownership of each others shares.

(7)	Excludes $100,000 of notes convertible into 11,100 shares of common stock.

(8)	Includes options to purchase 8,333 shares of common stock by Mr. Wesley and Mr. Nigon, respectively.

(9)	Includes an aggregate of 613,155 shares that may be acquired within 60 days through the exercise of stock options and warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of the common stock of the Company to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of common shares of the Company. Directors, officers and greater than 10% shareholders are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2001 all Form 3, Form 4 and Form 5 filing requirements were met. Each Form 5 was filed late.

Certain Relationships and Related Transactions

      Mr. N. Lee Wesley has loaned securities to the Company having a value of approximately $300,000, which the Company has pledged to its lenders to support its net capital requirements. In turn, the Company has given Mr. Wesley a $250,000 unsecured demand note. The Company pays Mr. N. Wesley interest on the note at the annual rate of 5% annum; total annual interest payments made by the Company to Mr. Wesley during the last fiscal year were $14,800. The note issued to Mr. Wesley is subordinated to all of the Company’s creditors, other than other unsecured creditors. All terms associated with the loan are similar to those obtained by the other nonaffiliated note holders.

      In 2000, Mr. Wesley purchased an aggregate of $154,000 principal amount of our 10% Convertible Subordinated Promissory Notes as part of our public offering of such notes. In early 2001, pursuant to a private placement we offered all holders of these notes the opportunity to convert the principal amount of such notes, together with accrued interest, into shares of our common stock at $2.50 per share. As part of this offering, Mr. Wesley converted the principal amount of his notes into 61,600 shares of our common stock.

      In 2000, John C. Feltl purchased $100,000 of principal amount of our 10% Convertible Subordinated Promissory Notes as part of our public offering of such notes.

      In October 2000, Mr. Nigon purchased $98,700 of the Company’s commercial paper that matured in April 2001 for $104,000.

      During fiscal 2001, the Company made vehicle lease payments attributed to personal use of vehicles on behalf of Eldon Miller, David Johnson, Paul Kuehn and Ron Erickson in the aggregate amount of approximately $24,700. During fiscal 2001, the Company paid premiums for split dollar life insurance for Eldon Miller, David Johnson and Paul Kuehn, the present value of the benefit of which is approximately $17,500. The Company’s policies with respect to payments described above for Messrs. Miller, Johnson, Kuehn and Rahm have been in place since 1989.

      On May 25, 1999, the Company loaned Eldon Miller $190,000 pursuant to a promissory note which bears interest at the rate of 8% per annum. The note is due on demand. Mr. Miller has made interest payments to the Company under the note. The balance outstanding at March 31, 2001 was approximately $190,000.

      Margin loans made by the Company to its executive officers and directors were made in the ordinary course of business at the same terms as those prevailing for other persons and do not involve more than normal risk of collectibility.

      In addition to the foregoing, the Company reimburses each Named Executive Officer for customary business expenses, including, among other things, membership and club dues and credit card, meal, travel and mobile phone expenses. The Company does not deem the aggregate amount of all such payments to be material.

      Finally, there occasionally occur temporary negative balances in the commissions earned accounts of Messrs. Miller, Johnson, Feltl and Kuehn due to inventory markdowns. The Company does not deem any such negative balances to be material, either individually or in the aggregate.

Proposal No. 1:  Election of Directors

      Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. The board of directors has fixed the number of directors at eleven. Each of the current directors has been nominated for election to the board. If any such nominee is unable or unwilling to serve as a nominee for the office of director at the time of the annual meeting, the proxies may be voted either (i) for a substitute nominee who shall be designated by the proxy holders or by the present board of directors to fill such vacancy, or (ii) for the balance of the nominees, leaving a vacancy. The board may also reduce the size of the board. The board of directors has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a director. The directors will serve until the next annual meeting of shareholders or until their successors, if any, are elected or appointed. The board of directors recommends a vote “FOR” the election of each of the nominees listed below.

      Eldon C. Miller, 61, has served as the Company’s Chairman of the Board and Chief Executive Officer since July 1999. Mr. Miller founded Miller Securities, Inc., the predecessor to the Company’s Miller Johnson

Steichen Kinnard, Inc. subsidiary, in December 1980. Prior to forming Miller Securities, Mr. Miller was a Vice President of Miller & Schroeder Municipals.

      David B. Johnson, 50, has served as the Company’s President since July 1999. Mr. Johnson has also served as Executive Vice President and as a director of Miller Johnson Steichen Kinnard since a predecessor to that firm purchased certain assets of McClees Investments, Inc. in July 1989. Mr. Johnson served as Senior Vice President of McClees Investments from January 1987 to June 1989. Prior to January 1987, Mr. Johnson acted as Senior Vice President of Miller Securities.

      John E. (“Jack”) Feltl, 62, was the President and Chief Executive Officer of R.J. Steichen between August 2000 and January 2001. Since January 2001, Mr. Feltl has served as an Executive Vice President, and has served as director since August 2000. Mr. Feltl was the principal shareholder and Chief Executive Officer of R.J. Steichen between 1986 and August 2000, when Steichen merged with the Company.

      Paul R. Kuehn, 58, Executive Vice President, has served as a director of the Company since July 1999. In addition, Mr. Kuehn has served as President and a director of Miller Johnson Steichen Kinnard since a predecessor to that firm purchased certain assets of McClees Investments in July 1989. Mr. Kuehn served as President of McClees Investments from February 1988 to July 1989. Prior to 1989, Mr. Kuehn was Senior Vice President of Marketing for Craig Hallum, Inc. a Minneapolis-based broker-dealer.

      Stanley D. Rahm, 69, Executive Vice President, has served as a director of the Company since July 1999. In addition, Mr. Rahm has served as Treasurer and as a director of Miller Johnson Steichen Kinnard since 1989. Prior to 1989, Mr. Rahm was a Vice President of Miller & Schroeder Municipals, a Minneapolis-based broker-dealer.

      Richard J. Nigon, 53, has been a director of the Company since May 2000 and has served as the Director of Equity Corporate Finance Equity Division for Miller Johnson Steichen Kinnard since February 2001. Prior to becoming the Company’s Director of Equity Corporate Finance, Mr. Nigon was the Chief Financial Officer of Dantis, Inc., a company formed in January 2000 for the purpose of developing an extensive Web hosting business. Prior to joining Dantis, Mr. Nigon was associated with Ernst & Young LLP for 30 years, most recently as a partner for the past 18 years. For a three-year period at Ernst & Young, Mr. Nigon was head of the Minneapolis Entrepreneurial Services Group, and focused on securing financing for venture-backed start-up organizations as well as retail and consumer product manufacturing companies.

      John C. Feltl, 30, has served as the Assistant Director of Corporate Finance since February 2001. Prior to February 2001, Mr. Feltl was employed by Steichen in various capacities since 1994, most recently as a principal and the director of corporate finance. John C. Feltl is the son of John E. Feltl.

      N.  Lee Wesley, 60, has served as a director of the Company since July 1999. Mr. Wesley has been a private investor in real estate and securities for more than the past five years. Mr. Wesley is the general partner of Standard Mill Limited Partnership, the owner of the Whitney Hotel, a 97-room luxury hotel located in Minneapolis, Minnesota. Mr. Wesley was formerly the Vice-Chairman of Wesley-Jesson, Inc., a contact lens Company, and is currently a director of the National Eye Research Foundation.

      Louis C. Fornetti, 51, served as Executive Vice President and Chief Financial Officer of Dain Rauscher Inc. (formerly Interra Financial) a securities brokerage and investment banking firm from 1995 to 1998. Mr. Fornetti also served as President and CEO Interra Clearing Services. Prior to Dain Rauscher, Mr. Fornetti spent 10 years with American Express Financial Advisors with his last position there as Sr. Vice-President, Chief Financial Officer and a member of the Board of Directors. Mr. Fornetti was Vice-President and Corporate Controller of the St. Paul Companies from 1979 to 1985. Prior to that, 1972-1979, he was a Certified Public Accountant and Audit Manager with KPMG, a national public accounting firm. He currently serves as Chairman of the Board of I-Pool Corporation and a Board Member of Othnet.com. He holds certifications from the Minnesota Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

      Karl J. Breyer, 54, Director, joined the Board of Directors in June 2001. From March 1976 to March 2001, Mr. Breyer held increasingly senior positions with the American Express Company and its subsidiaries in the United States, Canada and Europe. He joined American Express Financial Corporation in March 1986 (formerly Investors Diversified Services) as General Counsel and Senior Vice President, positions he held until appointed Corporate Senior Vice President in August 1998. In his most recent position, Mr. Breyer had responsibilities for the International and Third Party Distribution businesses as well as a number of administrative and staff support areas, including corporate strategy and development, government affairs and communications. Since March 2001, Mr. Breyer has been an independent consultant.

      Roger H. Scherer, 65, Director, joined the Board of Directors in June 2001. Mr. Scherer is the Chairman of the Board of Scherer and Brothers Lumber Co. and the former President and Chief Executive Officer of Scherer Brothers Lumber Co.

Executive Officers

      The executive officers of the Company are as follows:

Name	Position(s) with the Company

Eldon C. Miller	Chief Executive Officer and Chairman of the Board

David B. Johnson	President

John E. (“Jack”) Feltl	Executive Vice President

Paul R. Kuehn	Executive Vice President

Ronald E. Erickson	Executive Vice President, Director of MJSK Retail Equity Sales

Stanley D. Rahm	Executive Vice President

Todd W. Miller	Chief Operating Officer, President of MJK Clearing

Philip T. Colton	Senior Vice President, General Counsel and Secretary

Jeffrey L. Houdek	Chief Financial Officer

Richard J. Nigon	Director of Corporate Finance Equity Division

Randy G. Nitzsche	Chief Executive Officer of Stockwalk.com, Inc.

John C. Feltl	Assistant Director of Corporate Finance Equity Division

      Biographical information, including age, concerning the nominated directors is set forth above.

      Ronald E. Erickson, 58, served as Executive Vice President, Director of Retail Equity Sales since September 2000. Prior to that Mr. Erickson was employed by John G. Kinnard, Piper Jaffray, Kidder Peabody and Paine Webber. Mr. Erickson has over 33 years experience in the brokerage business.

      Todd W. Miller, 37, has been employed by the Company’s MJK Clearing subsidiary (or its predecessor) since 1982, most recently as the Company’s Chief Operating Officer. Mr. Miller is the President of MJK Clearing, Inc. and is responsible for it’s founding. Mr. Miller was a member of the NASD’s District 4 Business Conduct Committee from 1996 to 1998 and served as its Chairman during 1998. Mr. Miller is licensed by NASD as a Registered Representative (Series 7), General Securities Principal (Series 24) and Financial and Operations Principal (Series 27). Mr. Miller holds a CPA certificate from the State of Minnesota and an MBA from the University of Minnesota. Mr. Miller is the son of Mr. Eldon C. Miller.

      Philip T. Colton, 42, became Senior Vice President and General Counsel to the Company in September 1999. Mr. Colton has served as Secretary of the Company and its various predecessors since January 1998. Mr. Colton graduated with honors from the University of Minnesota Law School in 1984, where he was a member and editor of the Minnesota Law Review. Mr. Colton also served as a law clerk to Justice Glenn E. Kelley of the Minnesota Supreme Court. Prior to joining the Company, for the previous

15 years, Mr. Colton practiced law at the Minneapolis law firm of Maun & Simon, PLC, principally in the areas of corporate finance, mergers and acquisitions, securities and broker/dealer regulation.

      Jeffrey L. Houdek, 31, has been employed by the Company or one of its subsidiaries since 1995, most recently as Chief Financial Officer. Prior to joining the Company, Mr. Houdek was employed by Ernst & Young LLP in its corporate audit group, auditing principally in the areas of brokerage and financial service markets. Mr. Houdek is licensed by the NASD as a Registered Representative (Series 7), General Securities Principal (Series 24) and Financial and Operations Principal (Series 27). Mr. Houdek holds a CPA certificate from the State of Minnesota.

      Randy G. Nitzsche, 37, has been employed by the Company or one of its subsidiaries since 1994, most recently as the Chief Executive Officer of Stockwalk.com, Inc., the Company’s retail online brokerage division, a position he has held since 1999. Prior to 1999, Mr. Nitzsche was a Vice President of MJK Clearing. Mr. Nitzsche’s efforts led to significant growth in the number of correspondents serviced by MJK, from two in 1994 to approximately 61 today. Prior to his work at MJK Clearing, Mr. Nitzsche was employed by the Chicago Stock Exchange in a variety of roles, including product and sales management.

Proposal No. 2:  Ratification of Selection of Independent Auditors

      At the recommendation of the audit committee of the board, Ernst & Young LLP have been selected by the board of directors as the Company’s independent auditors for the fiscal year ending March 31, 2002. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, management will review its future selection of auditors.

      Audit services of Ernst & Young LLP for 2001 included the examination of the consolidated and individual broker dealer financial statements of the Company and its subsidiaries and services related to filings made with the Securities and Exchange Commission, as well as certain services relating to the consolidated quarterly reports and annual and other periodic reports.

      The aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended March 31, 2001 and the reviews of the financial statements included in the Company’s Form 10-Q for that year were $209,000.

      Other than audit fees, the aggregate fees billed to the Company by Ernst & Young LLP for the most recent fiscal year, none of which were financial information systems design and implementation fees, were $201,400. The Audit Committee of the Board of Directors has determined that the services performed by Ernst & Young LLP other than audit services are not incompatible with Ernst & Young LLP maintaining its independence.

      A representative of Ernst & Young LLP will be present at the meeting. Such representative will be given the opportunity to make a statement at the meeting and will be available to answer any appropriate questions.

      Representatives of Ernst & Young LLP normally attend each meeting of the audit committee of the board. The audit committee on an annual basis reviews audit and non-audit services performed by Ernst & Young LLP for the preceding year as well as the fees charged by Ernst & Young LLP for such services. Non-audit services are reviewed by the audit committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence.

Recommendation of the Board

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE CURRENT YEAR. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT.

Proposal No. 3:  Amendment to Employee Stock Purchase Plan

      The Company has adopted the 2000 Employee Stock Purchase Plan, which provides a method whereby qualified employees can acquire a proprietary interest in the Company through the purchase of common shares. There are 1,000,000 common shares reserved for purchase under the plan. To date, the Company has sold an aggregate of 72,410 shares.

      The employee stock purchase plan provides that each employee of the Company whose customary employment is more than 20 hours per week and more than five months in a calendar year, is eligible to participate in offerings under the plan. Persons who are not employees are not eligible to participate. We are asking the shareholders to adopt an amendment, which extends participation under the plan to persons who are not employees of the Company, but who serve the Company as independent contractors.

      All the Company’s brokers who were associated with R.J. Steichen at the time of its merger with the Company are independent contractors, not employees of the Company. The Company has not altered this practice. Currently independent brokers are excluded from participation in the employee stock purchase plan, as they are not employees. The Company believes that amending the plan to include these independent brokers will enhance our ability to retain the services of such individuals. A copy of the proposed amendment to the employee stock purchase plan is set forth in attached Exhibit B.

      The following summary provides a description of the significant provisions of the employee stock purchase plan. However, such summary is qualified in its entirety by reference in the full text of the employee stock purchase plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company’s Secretary at the Company’s principal executive offices in Minneapolis, Minnesota.

Administration

      The compensation committee of the board administers the employee stock purchase plan. The board has the complete power and authority to terminate or amend the employee stock purchase plan. However, the board may not, without the approval of the shareholders of the Company, increase the aggregate number of shares that may be issued under the employee stock purchase plan, decrease the minimum purchase price for options under the plan, change the definition of persons eligible to participate under the plan, or withdraw administration of the plan from the committee.

Eligibility

      Eligibility under the plan is currently limited to those employees whose employment with the Company satisfies the conditions set forth above. No employee will be allowed to purchase common shares if immediately after the purchase, such employee would own common shares and/or hold outstanding options to purchase common shares constituting 5% or more of the total combined voting power or value of all classes of stock of the Company or which permits such employee the right to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $6,250 in fair market value, determined with reference to the value of the stock at the time of such purchase.

      The Company estimates that approximately 650 employees are eligible at the present time to participate in the employee stock purchase plan including, executive officers whose ownership and options do not exceed the ownership limits on participants. The Company estimates that 165 independent representatives will be eligible upon ratification of the amendment to the plan.

Offerings Under Employee Stock Purchase Plan

      The effective date of the employee stock purchase plan was October 1, 2000. Unless earlier terminated by the Board of Directors, the employee stock purchase plan will terminate on September 30, 2010. There are four offerings each year on a quarterly basis under the plan.

Prices

      Subject to the limitations prescribed, employees may purchase stock through payroll deductions. The price is the lower of 85% of the closing price of the common stock on the offering commencement or termination date as reported on such dates or the nearest prior business day on which trading occurred on the NASDAQ National Market.

Federal Income Tax Consequences

      Purchase of common stock of the Company under the plan will not be a taxable event for the purchaser. If the participant disposes of common shares acquired under the stock purchase plan before the expiration of the statutory holding period, the participant must recognize as ordinary compensation income in the year of the disqualifying disposition the difference between the selling price and initial purchase price. If the sale or other taxable disposition of common shares occurs after the statutory holding period has expired, the participants gain on the sale of the common shares is a long-term capital gain.

      Where stock is purchased under the plan at a price of more than 85% and less than 100% of the fair market value of the common shares at the time of the purchase, the employee must include in taxable income at time of sale or other taxable disposition of the shares (if the statutory holding period is met), or upon the employee’s death while still holding the common shares, the lesser of:

•	the amount, if any, by which the fair market value of the common shares when the option was granted exceeds the option price; or

•	the amount, if any, by which the common shares’ fair market value at the time of such disposition or death exceeds the option price paid.

      The basis of the common shares acquired under the plan will be increased by the amount of any compensation income recognized. This applies regardless of whether the employee has held the common shares for the statutory holding period. The ordinary compensation income may also be subject to FICA (Social Security) taxes or income tax withholding.

Recommendation of the Board

      THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AMEND THE EMPLOYEE STOCK PURCHASE PLAN. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN.

Shareholder Proposals

      The Company must receive any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2002 annual meeting by March 31, 2002. Any shareholder proposal must comply with all applicable statutes and regulations, including the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Stock Performance Graph

      The following chart compares the percentage change in the cumulative total shareholder return on the Company’s common stock with the Nasdaq Composite Index, the Nasdaq Financial Index and the Nasdaq Other Financial Index during the period commencing on July 7, 1999 and at the end of each fiscal year ending March 31 through 2001. The Company merged with NM Holdings, Inc., the Company’s predecessor, on July 7, 1999. The comparison assumes that $100 was invested on July 7, 1999 in the Company’s common stock and in each of the indices mentioned above and assumes reinvestment of dividends, if any.

Annual Report

      The Company’s 2001 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, is being mailed with this proxy statement to shareholders entitled to notice of the annual meeting.

Other Matters

      The Board of Directors knows of no other matters to be presented at the annual meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will have authority to vote on that business in accordance with their judgment.

By the Order of the Board of Directors

Philip T. Colton
Secretary

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF STOCKWALK GROUP, INC.

I.  PURPOSE

      The primary function of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Stockwalk Group, Inc. (the “Corporation”) is to assist the Board in fulfilling its oversight of responsibilities by reviewing: (i) the financial reports and other financial information provided by the Corporation to any governmental body or the public; (ii) the Corporation’s systems of internal controls regarding finance and accounting; and (iii) the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal finance department.

•	Provide an open avenue of communication among the Corporation’s independent accountants, financial and senior management, the internal finance department, and the Board.

      The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II.  COMPOSITION

      The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Independence, for the purposes hereof, shall be determined in accordance with applicable rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. All members of the Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise.

      The members of the Committee shall be elected by the Board at its annual meeting and shall serve until the next such meeting or until their successors shall be duly elected and qualified. Unless the Board elects a chair, the members of the Committee may designate a chair by majority vote of the full Committee membership.

III.  MEETINGS

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Committee shall meet at least annually with management, the director of the internal finance department and the Corporation’s independent accountants in separate executive sessions, if necessary, to discuss any matters that the Committee or each of these individuals or groups believe should be discussed privately. In addition, the Committee or at least its chair should meet with the Corporation’s independent accountants and management quarterly, to the extent necessary, to review the Corporation’s financial statements consistent with Section IV.4. below.

IV.  RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties the Committee shall:

     Documents/ Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	Review the Corporation’s annual financial statements and any reports or other financial information submitted to any governmental body (excluding recurring NASD focus reports), or the public, including any certification, report, opinion, or review rendered by the Corporation’s independent accountants.

3.	Review the regular internal reports to management prepared by the internal finance department and management’s response.

4.	Review with financial management and the Corporation’s independent accountants the Quarterly Report on Form 10-Q prior to its filing or prior to the release of the Corporation’s quarterly earnings. The chair of the Committee may represent the entire Committee for the purposes of this review.

5.	Review with financial management and the Corporation’s independent accountants the Corporation’s Annual Report on Form 10-K (or the Corporation’s annual report to shareholders, if distributed prior to the Form 10-K) prior to its filing and prior to the release of the Corporation’s annual earnings.

     Independent Accountants

1.	Recommend to the Board the selection of the Corporation’s independent accounts, considering independence and effectiveness, and approve the fees and other compensation to be paid to such accountants. On an annual basis, the Committee shall review and discuss with the Corporation’s independent accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

2.	Review the performance of the Corporation’s independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

3.	Periodically consult with the independent Corporation’s accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements.

     Financial Reporting Processes

1.	In consultation with the Corporation’s independent accountants and its internal finance department, review the integrity of the Corporation’s financial reporting processes, both internal and external.

2.	Consider the Corporation’s independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

3.	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the Corporation’s independent accountants, management, or the internal finance department.

     Process Improvement

1.	Establish regular and separate systems of reporting to the Committee by each of management, the Corporation’s independent accountants and the internal finance department regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

2.	Following completion of the annual audit, review separately with each of management, the Corporations independent accountants and the internal finance department any significant difficulties encoun-

tered during the course of the audit, including any restrictions on the scope of work or access to required information.

3.	Review any significant disagreement among management and the Corporation’s independent accountants or the internal finance department in connection with the preparation of the Corporation’s financial statements.

4.	Review with the Corporation’s independent accountants, the internal finance department and management the extent to which changes or improvements in financial or accounting practices as approved by the Committee have been implemented. This review shall be conducted at an appropriate time subsequent to implementation of changes or improvements as decided by the Committee.

EXHIBIT B

      Following is the proposed amendment to the Company’s 2000 Employee Stock Purchase Plan. If adopted, the amendment would replace Section 2.1(i) of the plan with the following text:

      “Eligible Employee” means any employee or independent contractor of the Company or an Affiliate whose customarily works (i) at least 20 hours per week, and (ii) for more than 5 months in any calendar year; provided, however, that “Eligible Employee” shall not include any person who would be deemed for purposes of Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

      Unless otherwise indicated above, the terms of the Company’s 2000 Employee Stock Purchase Plan remain unchanged.

B-1

Stockwalk Group, Inc.
5500 Wayzata Boulevard, Suite 800
Minneapolis, Minnesota 55416

Annual Meeting of Shareholders

Wednesday, September 12, 2001
3:30 p.m., local time

Minneapolis Convention Center
1301 Second Avenue South, Room 102EF
Minneapolis, Minnesota

Stockwalk Group, Inc. 5500 Wayzata Boulevard, Suite 800, Minneapolis, Minnesota 55416	proxy

This Proxy is Solicited on Behalf of the Board of Directors for use at the Annual Meeting of Shareholders to be held on September 12, 2001.

The undersigned hereby appoints Eldon C. Miller and Philip T. Colton, or either of them, the attorneys and proxies of the undersigned, each with the full power of substitution, and hereby authorizes them to represent and to vote, as designated on reverse side, all the shares of common stock of Stockwalk Group, Inc. held of record by the undersigned on July 16, 2001, at the Annual Meeting of Shareholders to be held on Wednesday, September 12, 2001, at 3:30 p.m., local time, or any adjournment thereof.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

1. Election of directors:	01 Eldon C. Miller 02 David B. Johnson 03 John E. (“Jack”) Feltl 04 Paul R. Kuehn 05 Stanley D. Rahm 06 Richard J. Nigon	07 John C. Feltl 08 N. Lee Wesley 09 Louis C. Fornetti 10 Karl J. Breyer 11 Roger H. Scherer

	For all nominees listed to the left (except as marked to the contrary below)		Withhold authority to vote for all nominees listed

(Instruction: To withhold a vote for any individual nominee, write that nominee’s name on the space provided to the right.)

- Please fold here -

2.	Proposal to approve the appointment of Ernst & Young LLP as the independent auditors of the Company for fiscal 2002.

For	Against	Abstain

3.	Proposal to approve the amendment to Employee Stock Purchase Plan.

For	Against	Abstain

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

Address Change? Mark Box Indicate changes below:	The undersigned hereby acknowledges receipt of notice of said annual meeting and the accompanying proxy statement, each dated July 30, 2001.

	Dated:	, 2001

Signature(s) in Box

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.